Webb & Company, P.A.
Certified Public Accountants

September 21, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: Transdel Pharmaceuticals, Inc.
(f/k/a Bywater Resources, Inc.)
File Ref. No. 333-135970

We have read the statements of Transdel Pharmaceuticals, Inc. (f/k/a Bywater Resources, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated September 21, 2007 and agree with such statements as they pertain to our firm.

Regards,

Webb & Company, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax (561) 734-8562
www.cpawebb.com